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Exhibit 4.4

CONFIRMATION NOTICE AND ELECTION FORM

                [Date]

[Name and Address of Subscriber]

  RE:
  Your subscription for Units of Iroquois Bio-Energy Company, LLC

Dear [Name of Subscriber]:

        We hereby notify you that since you subscribed to purchase Units of Iroquois Bio-Energy Company, LLC prior to receiving the enclosed amended prospectus dated                        , 2003 (amending and restating the original prospectus dated February 27, 2003), you have the right to withdraw your subscription and receive a refund of your investment.

        Before deciding whether to confirm or withdraw your subscription, you should read the entire amended prospectus, and the documents referred to by it, carefully in order to fully understand our business, the offering and the units we are offering. If you do not elect to confirm your subscription by                        , 2003, your subscription will be cancelled. If you do elect to confirm your subscription, you may also elect to receive a refund of 80% of your subscription payment and to replace that amount with a promissory note in the form included with this notice. Please indicate below how you wish to proceed (check one):

[ ]	A.	I hereby elect to confirm my subscription based upon the amended prospectus, and leave my entire subscription payment in escrow.
[ ]	B.	I hereby elect to confirm my subscription based upon the amended prospectus, but I wish to have 80% of my subscription payment returned to me in exchange for my delivering a promissory note for that amount in the form included with this notice. (Note: If a valid promissory note is not included with this completed form, you will be deemed to have instead chosen option A above.)
[ ]	C.	I hereby elect to withdraw my subscription. Please return my investment to me at the address set forth in my subscription agreement.

        In order to register your election, you must return this completed Confirmation Notice and Election Form to us, either by hand to our office at 2530 N. McKinley Ave., Rensselaer, Indiana, or by mail or fax as follows:

Iroquois Bio-Energy, LLC
6317 East 181st Avenue
Hebron, Indiana 46341-9302
Fax: (219) 866-7490

        If you have any question regarding the confirmation process, do not hesitate to contact Keith A. Gibson, our Assistant Vice President—Chief Operating Officer, at the above address or fax number or at the following phone number: (219) 866-5990.

        IF YOU WISH TO CONFIRM YOUR SUBSCRIPTION, YOU MUST SELECT OPTION A OR B ABOVE AND RETURN THIS FORM TO US. ONCE YOU RETURN THE COMPLETED FORM, YOUR ELECTION TO CONFIRM IS IRREVOCABLE, AND YOUR INVESTMENT WILL NOT BE RETURNED UNLESS WE REJECT YOUR SUBSCRIPTION OR WE CANNOT SATISFY THE CONDITIONS TO BREAKING ESCROW. IF THIS FORM IS NOT COMPLETED AND RECEIVED BY US BY                        , 2003, YOUR SUBSCRIPTION WILL AUTOMATICALLY BE CANCELLED.

Individuals:	Entities:
Signature of Investor	Name of Entity
Print Name	Authorized Signature
Signature of Joint Investor	Print Name
Its:
Print Name
Date:	Date:

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CONFIRMATION NOTICE AND ELECTION FORM